Exhibit 10.1

AMENDMENT # 4

TO CONTRACT OF SALE & SECURITY AGREEMENT between Northrim

Funding Services, a Division of Northrim Bank & Tully’s Coffee Corporation

DATED: August 1, 2008

NFS/BANK COVENANTS:

1. Paragraph 19. as follows:

“Purchase Formula” means at any time, and amount equal to 130.00% of the net amount of all Acceptable/Eligible Accounts.

Is replaced with:

“Purchase Formula” means at any time, and amount equal to 95.00% of the net amount of all Acceptable/Eligible Accounts.

2. Paragraph 22. as follows:

Amounts funded by NFS/BANK to CLIENT for the purchase of Accounts Receivable hereunder are subject to a daily fee equal to the prime rate reported in the “Money Rates” column or section of The Wall Street Journal as being the base rate on corporate loans at larger U.S. Money Center Banks on such date (the “Index Rate”) + 6% /360 calculated on the Client Liability on such date as determined by NFS/BANK and set forth in the Funding Availability Report provided to CLIENT for such date. The calculation period will usually be 1 calendar day except for weekends and or weeks where holidays or other non-operating days prevent the fee from being taken on a daily basis. In the event The Wall Street Journal ceases publication of the prime rate, then the “Index Rate” shall be such substantially similar interest rate selected by NFS/BANK.

Is replaced with:

Amounts funded by NFS/BANK to CLIENT for the purchase of Accounts Receivable hereunder are subject to a daily fee equal to the prime rate reported in the “Money Rates” column or section of The Wall Street Journal as being the base rate on corporate loans at larger U.S. Money Center Banks on such date (the “Index Rate”) + 7% /360 calculated on the Client Liability on such date as determined by NFS/BANK and set forth in the Funding Availability Report provided to CLIENT for such date. The calculation period will usually be 1 calendar day except for weekends and or weeks where holidays or other non-operating days prevent the fee from being taken on a daily basis. In the event The Wall Street Journal ceases publication of the prime rate, then the “Index Rate” shall be such substantially similar interest rate selected by

170 120th Avenue N.E. Suite 202, Bellevue, WA 98005

Telephone (425) 453-1105	Fax (425) 453-1205	Page 1 of 2

NFS/BANK. The daily fee will be subject to a minimum floor rate of 12% and a maximum ceiling rate of 14% during the contract term as amended.

3. Paragraph 49. as follows:

Subject to the terms and conditions of this Agreement, NFS/BANK agrees to fund against the purchase of Accounts Receivable hereunder an amount not to exceed the sum of ($5,000,000.00) Five Million and 00/100 or the Purchase Formula for the purchase of ALL of the Acceptable/Eligible Accounts, whichever is less.

Is replaced with:

Subject to the terms and conditions of this Agreement, NFS/BANK agrees to fund against the purchase of Accounts Receivable hereunder an amount not to exceed the sum of ($6,500,000.00) Six Million Five Hundred Thousand and 00/100 or the Purchase Formula for the purchase of ALL of the Acceptable/Eligible Accounts, whichever is less.

4. Paragraph 50. as follows:

This Agreement shall have an initial term ending October 31, 2008 unless terminated by either party giving not less than thirty (30) days prior written notice to the other party.

Is replaced with:

This Agreement shall have an initial term ending March 31, 2009 unless terminated by either party giving not less than thirty (30) days prior written notice to the other party.

THIS AMENDMENT is effective and applicable to invoices purchased under the CONTRACT of SALE & SECURITY AGREEMENT of even date. All other terms, covenants and conditions will remain in effect and unchanged.

Executed this 22nd day of December, 2008

At: Seattle, Washington

Tully’s Coffee Corporation

By:	/s/ Andrew M. Wynne	Date:	December 22, 2008
Andrew M. Wynne, Vice President and Chief Financial Officer

Northrim Funding Services, a division of Northrim Bank

Accepted this 22nd day of December, 2008, at Bellevue, WA.

By:	/s/ Daniel J. Lowell
Daniel J. Lowell, Senior Vice President

170 120th Avenue N.E. Suite 202, Bellevue, WA 98005

Telephone (425) 453-1105	Fax (425) 453-1205	Page 2 of 2